                      WEATHERWISE USA, LLC
                         Balance Sheet
                       At March 31, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                             Assets
                             ------
 Cash                                                                                                $ 0.7
 Accounts receivable                                                                                   1.3
                                                                                                               -----
                   Total current assets                                                                          2.0

 Software development costs                                                                                      1.0
 Fixed assets                                                                                     0.3
                                                                                                               -----
                   Total assets                                                                                $ 3.3
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable and accrued liabilities                                                                 $ 0.2
 Members' equity                                                       3.1
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $ 3.3
                                                                                                                    =====
